Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of iBio, Inc.

We consent to the inclusion in this Registration Statement on Form S-1 of iBio, Inc., of our report dated October 13, 2010, except for the matters discussed in Note 12b, as to which the date is November 22, 2010, on our audit of the financial statements of iBio, Inc. as of and for the year ended June 30, 2010.

We also consent to the reference to our Firm under the caption “Experts”.

/s/ J.H. Cohn LLP
Eatontown, New Jersey
December 20, 2010